   As filed with the Securities and Exchange Commission on January 11, 2002.
                                                      Registration No. ____-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           AMERICA SERVICE GROUP INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

           DELAWARE                                           51-0332317
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                               105 Westpark Drive
                                    Suite 200
                           Brentwood, Tennessee 37027
          (Address of Principal Executive Offices, including Zip Code)

                                             ---------------------------

                           AMERICA SERVICE GROUP INC.
                     RICHARD D. WRIGHT INCENTIVE STOCK PLAN
                            (Full title of the Plan)

                           ---------------------------

                              Jean L. Byassee, Esq.
                               105 Westpark Drive
                                    Suite 200
                           Brentwood, Tennessee 37027
                                 (615) 376-1317
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
       TITLE OF
      SECURITIES                                      PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
         TO BE                     AMOUNT TO BE        OFFERING PRICE        AGGREGATE        REGISTRATION
      REGISTERED                   REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)         FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value
    $0.01 per share               100,000 Shares            $6.30           $630,000.00          $157.50
==============================================================================================================

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, based upon the price at which the options to purchase the shares of Common Stock being registered may be exercised, $6.30.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participating employee as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

         (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000; and

         (c) The description of the common stock contained in the registrant's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (File No. 0-19673), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in other subsequently filed Incorporated Documents modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain circumstances, as therein set forth.

         Section 8.7 of the registrant's Bylaws provides that the registrant shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the registrant, to the fullest extent permitted by law and in the manner permissible under the laws of the State of Delaware. The Bylaws also permit the Board of Directors to authorize the registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his or her capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following are filed as exhibits to this registration statement:

         4.1      Amended and Restated Certificate of Incorporation of America Service Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1,  Registration
                  No. 33-43306, as amended).

         4.2      Amended and Restated Bylaws of America Service Group Inc. (incorporated by reference to
                  Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

         5.1      Opinion of King & Spalding regarding legality of shares being registered.

         23.1     Consent of Ernst & Young LLP, independent auditors.

         23.3     Consent of King & Spalding (included in opinion filed as Exhibit 5.1).

         24.1     Power of Attorney (included on signature page).

         99.1     Richard D. Wright Incentive Stock Plan.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a)      (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 10, 2002.

                                       AMERICA SERVICE GROUP INC.



                                       By: /s/ Michael Catalano
                                          -------------------------------------
                                          Michael Catalano
                                          Chairman, President and
                                          Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Michael Catalano and Jean L. Byassee, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 10, 2002 in the capacities indicated.

                 SIGNATURE                                                                TITLE


/s/ Michael Catalano
---------------------------------------------                           Chairman, President and Chief Executive Officer
Michael Catalano                                                                 (Principal Executive Officer)


/s/ Michael W. Taylor
----------------------------------------------                          Senior Vice President and Chief Financial Officer
Michael W. Taylor                                                          (Principal Financial and Accounting Officer)


/s/ William D. Eberle
---------------------------------------------                                                Director
William D. Eberle


/s/ Burton Einspruch
---------------------------------------------                                                Director
Burton Einspruch


/s/ David Freeman
---------------------------------------------                                                Director
David Freeman

                 SIGNATURE                                                                    TITLE


/s/ Carol R. Goldberg
---------------------------------------------                                                Director
Carol R. Goldberg


/s/ Richard M. Mastaler
---------------------------------------------                                                Director
Richard M. Mastaler


/s/ Jeffrey L. McWaters
---------------------------------------------                                                Director
Jeffrey L. McWaters


/s/ Richard D. Wright
---------------------------------------------                                                Director
Richard D. Wright

                                  EXHIBIT INDEX

Exhibit Number                                               Description
     4.1             Amended and Restated Certificate of Incorporation of America Service Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Registration
                     No. 33-43306, as amended).

     4.2             Amended and Restated Bylaws of America Service Group Inc. (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

     5.1             Opinion of King & Spalding regarding legality of shares being registered.

     23.1            Consent of Ernst & Young LLP, independent auditors.

     23.3            Consent of King & Spalding (included in opinion filed as Exhibit 5.1).

     24.1            Power of Attorney (included on signature page).

     99.1            Richard D. Wright Incentive Stock Plan.